Exhibit 10.10

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

STRATEGIC DEVELOPMENT AND MARKETING AGREEMENT

This Strategic Development and Marketing Agreement (this “Agreement”) is made and entered into this 14th day of February, 2006 (the “Effective Date”), by and between Air Products and Chemicals, Inc. (“Air Products”) and Comverge, Inc. (“Comverge”). Comverge and Air Products are individually referred to as “Party” or collectively as “Parties.”

WHEREAS, Comverge offers Services pursuant to which it collects fees from electricity utilities for making available customers willing to allow such utilities to manage the electricity demand of such customers;

WHEREAS, Air Products and Comverge intend to cooperate in the marketing of Comverge’s Services to commercial and industrial consumers of electricity in North America and Europe;

WHEREAS, the Parties intend for Air Products to assist Comverge’s efforts to offer industry-specific demand-response Services; and

WHEREAS, as described in this Agreement, the Services will be marketed and sold by Comverge pursuant to collaborative marketing and sales efforts.

NOW, THEREFORE, in consideration of the foregoing and the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms will have the following meaning when used in this Agreement:

“Affiliates” means with respect to any Party, any Person, directly or indirectly, controlling, controlled by or under common control with such Party. For purposes of this definition, “control” means (i) in the case of a Person that is a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) for the election of directors of such Person or (ii) in the case of a Person that is an entity, but is not a corporate entity, the possession, directly or indirectly, of (A) more than fifty percent (50%) of the economic or partnership interest in the income or capital of such Person or (B) the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled by” or “under common control” will have the meanings correlative to the foregoing.

“Business Models” as described under Section 2 means the information describing acquisition and/or aggregation of load, solely from Large Load Customers, for re-sale to Electric Utilities consisting of a Commercial Customer and Industrial Customer load acquisition strategy, including the incentives used to encourage Commercial Customers and Industrial Customers to participate in Services.

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“Calendar Month” means a calendar month or, with respect to the first month of the Term the period beginning on the Effective Date and ending on the first day of the first full calendar month thereafter and with respect to the last month of the Term the period beginning on the first day after the last day of the last full calendar month of the Term and ending on the last day of the Term.

“Capacity” means electrical load measured in kilowatts that is capable of being reduced and then provided to Electric Utilities by Comverge.

“Commercial Customers” means any Person other than a natural person or an Existing Customer engaged in commerce.

“Comverge’s Businesses” mean (i) the sale of demand responsive hardware and software to Electric Utilities or any other Person including without limitation digital control units, smart thermostats, multiuse gateways and controlling software designed to achieve demand reduction and provide electricity consumers with real time pricing of electrical usage, (ii) the provision of electric capacity to Electric Utilities or any other Person pursuant to a Virtual Peaking Capacity or other like agreement and (iii) the sale of advanced metering devices to Electric Utilities.

“Electric Utilities” means electric power providers, investor owned utilities, electric cooperatives, municipalities, independent system operators (or other governmental or quasi governmental Person(s) controlling the generation, distribution or transmission of electricity).

“Existing Customers” means (i) Persons that Comverge has previously enrolled in a load reduction program pursuant to a written agreement prior to the Effective Date, and (ii) those Persons listed in Exhibit A that either (a) are in the process of enrolling in a load reduction program or (b) will enroll in a load reduction program through present negotiations or discussions.

“Industrial Customers” means any Commercial Customer that is engaged in any business related to the manufacture of goods, including activities associated with acquiring raw materials for goods such as mining operations. Industrial Customers do not include Existing Customers.

“Industry Targets” means the following industries, any industry in which Comverge employs the Business Models, and such other industries upon which the Parties may from time to time agree:

***

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“Invention” means any new or improved apparatus, process, formula, information, product, invention, discovery, idea, suggestion, material, data, equipment, design, drawing, prototype, report, computer software, documentation or other intellectual property or know-how invented, discovered, produced, conceived, or reduced to practice by a Party or its personnel in connection with, or as a result of, this Agreement or as a result of any information provided to a Party by the other Party.

“Large Load Customer” means (i) any *** utilizing the Services, (ii) any *** that utilizes the Services through which it makes available a load reduction of *** or more or (iii) any Commercial Customer that utilizes the Services through which it makes available a load reduction of *** or more and ***. Large Load Customers exclude Existing Customers.

“Person” means any natural person, corporation, company, partnership, limited liability company, proprietorship, trust or estate, joint venture, association, or other legal entity.

“Revenue” means, with respect to each Calendar Month during the Term, the *** owed to Comverge and any of its Affiliates in connection with the provision of Services to Large Load Customers provided however, that to the extent Comverge has utilized new teachings in a unique Business Model to add incremental Capacity from an Existing Customer (“Incremental Capacity”) and if such Incremental Capacity can be discretely identified and measured, gross revenue resulting from such Incremental Capacity will be included in “Revenue” notwithstanding anything in this Agreement to the contrary.

“Services” means all services (and the associated supply of equipment necessary to supply such services) relating to contracting with Commercial Customers and Industrial Customers for Capacity, and then making available to Electric Utilities a specific amount of such Capacity for the on-demand reduction of such Capacity by Electric Utilities; provided, however, that “Services” expressly exclude the sale of equipment or the provision of services that is unrelated to making Commercial Customers’ and Industrial Customers’ Capacity available for reduction by Electric Utilities.

“Third Party” means any Person other than Air Products or Comverge or their respective Affiliates.

2. BUSINESS MODELS. Air Products, in collaboration with Comverge, will develop the Business Models during the *** period beginning on the Effective Date as follows. The Parties will agree upon an initial quantity of Industry Targets (no fewer than *** and no more than ***) that Air Products will evaluate in connection with preparing the Business Models. Air Products will (i) evaluate the technical feasibility and commercial viability of providing Services to customers of Electric Utilities in the Industry Targets, and (ii) use commercially reasonable efforts

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to develop Business Models for each Industry Target where it is mutually agreed by Air Products and Comverge, that it would be technically feasible and commercially viable for Comverge to provide, and for customers in such Target Industries to use, the Services (each a “Viable Industry Target” and collectively the “Viable Industry Targets”); provided, however, neither Party will have any obligation to agree that any Industry Target is a Viable Industry Target. Air Products will prepare Business Models until it either has completed *** Business Models or all of the initial Industry Targets agreed upon by the Parties have either been determined to be not a Viable Industry Target or for which a Business Model has been prepared. At Air Products’ reasonable request, Comverge will assist Air Products in such evaluation of technical feasibility and commercial viability and development of the Business Models. In developing such Business Models, Air Products will:

a.	assemble a team of qualified Air Products personnel to carry out the analysis of each Viable Industry Target;

b.	perform process and non-process load analysis on at least *** (***) mutually agreed customer in each Viable Industry Target; and

c.	perform technology analysis on Comverge’s and third parties’ technology in relation to each Viable Industry Target.

As reasonably requested by Air Products from time to time, Comverge will provide to Air Products the information concerning the Services that is necessary or useful for Air Products to develop the Business Models. Comverge may request, from time to time, that Air Products provide assistance to Comverge in connection with Comverge’s marketing and selling of Services to Commercial Customers and Industrial Customers, and Air Products may, in its sole discretion, provide such assistance to Comverge.

3. BUSINESS MODEL DELIVERY DATE. The Parties will cooperate to create a reasonable schedule for the delivery of the Business Models from time to time during the *** year period beginning on the Effective Date.

4. SALES AND MARKETING. In addition to Comverge’s marketing of the Services generally, Comverge will actively market the Services to potential Commercial Customers and Industrial Customers in the Viable Industry Targets as follows:

a. Comverge Committed Marketing Resources. Comverge will commit reasonable resources, which may include direct sales campaign(s) and/or a sales force, to market the Services to Commercial Customers and Industrial Customers in the Viable Industry Targets. Comverge will bear all costs of such dedicated sales force, with the exception of Air Products’ cost of performing its obligations under Section 4(b) below which will be Air Products responsibility. Comverge may request to use Air Products’ name or any trademark or service mark of Air Products in any of its marketing campaigns, provided, however, Comverge will have no right to use such name, trademark or service mark without the prior written consent of Air Products, which Air Products may grant or withhold in its sole and absolute discretion.

b. Introductions to Air Products’ Customers. As reasonably requested by Comverge from time to time, Air Products will use commercially

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reasonable efforts to facilitate an introductory meeting and sales call between representatives of the Comverge sales force and appropriate representatives of Air Products’ existing customers; provided, however, in no event will the foregoing be construed as a guarantee by, or obligation of, Air Products to facilitate such meetings and sales calls.

c. Air Products Commercial Facilities. In areas in which Air Products maintains its commercial facilities and are serviced by Electric Utilities that have contracted with, or hereafter contracts with, Comverge for Services, Air Products will evaluate such Air Products facilities that do not then have Capacity demand reduction services to determine whether such commercial facilities would receive commercially viable benefits from participating in the Services.

d. Prototype Installation. For the first Large Load Customer in each Viable Industry Target that is serviced by an Electric Utility that receives Services, Air Products will assist Comverge on prototype installations for such Large Load Customer by assisting Comverge in applying the general principles of the Business Model to the specific circumstances of such Large Load Customer. Notwithstanding anything to the contrary herein, Comverge will provide any and all equipment needed to execute any prototype installations or Services. Further, Comverge will be solely responsible for specifying, installing and maintaining equipment required for each prototype installation and providing the Services.

e. Bid Proposals. Comverge will prepare bid proposals (each, a “Proposal”) for potential Electric Utilities it deems in its sole discretion are appropriate candidates for Services describing how Comverge intends to provide Services to each such Electric Utility (each, a “Project”). As ‘reasonably requested by Comverge from time to time, Air Products will use commercially reasonable efforts to assist Comverge with the preparation of the Proposals; provided, however, that Comverge will be solely responsible for executing any and all Projects and providing the Services. Comverge will not submit any Proposal referencing Air Products or any trademark or service mark of Air Products to any Electric Utility without the prior written approval of Air Products.

f. Requests for Credit Support. As reasonably requested by Comverge from time to time in connection with a Project, Air Products will negotiate in good faith with Comverge for up to thirty (30) days after such request to provide Comverge with credit support (e.g., bid bonds, performance bonds or parent guarantees), in form and substance satisfactory to Air Products. Air Products will have no obligation to provide Comverge with any such credit support.

g. Oversight Committee. Each Party will designate an individual to represent such Party (each, a “Representative”) on an oversight committee (the “Committee”). The purpose of the Committee is to perform an independent assessment of the performance of the Parties in respect of the Agreement and to jointly report to the management of each Party such assessment. Each Party’s Representative will be chosen at the sole discretion of such Party provided that such Representative will not serve in a direct capacity in respect to any significant deliverable under the Agreement. During the first year of the Agreement, the Committee will meet (by telephone, unless both Parties agree to meet in person) at least monthly for the purpose of making such assessment and such Committee meeting will include representation from each Party’s program manager, or his designee, who will have prepared a written assessment of the program’s progress as reasonably requested by the Committee. Following the first anniversary of the Effective Date, the Committee will meet as it deems necessary.

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5. COMPENSATION

a. Service Fee. Air Products will earn a fee on Services equal to (collectively, the “Services Fees”) the following percentage of Revenue received by Comverge and any of its Affiliates during the Service Fee Earning Period with respect to each Large Load Customer that signed a contract for Services before the eleventh anniversary of the Effective Date: (i) *** percent (*** %) of the Revenue where the Electric Utility to whom such Large Load Customer’s Capacity is offered provides any consideration (directly, or indirectly other than through Comverge or any of its Affiliates) to such Large Load Customer for such Large Load Customer’s participation in the Services, and (ii) *** percent (***%) of the Revenue where Comverge and its Affiliates are the sole provider of consideration to such Large Load Customer for such Large Load Customer’s participation in the Services; in both cases subject to the change of the foregoing percentages set forth in Section 12 and special arrangements reached pursuant to Section 5(n).

b. Services Fees Earning Period. Services Fees will be earned by Air Products with respect to each Large Load Customer during the period beginning with the first day of the first Calendar Month in which Comverge receives Revenues from the sale of Capacity to an Electric Utility in respect of a Services contract with such Large Load Customer and continue thereafter for a period of sixty (60) consecutive Calendar Months, including the first Calendar Month.

c. Payment. Except as provided in Sections 5(e), (f) and (g), Services Fees will be due and payable by Comverge monthly within sixty (60) days after the last day of the Calendar Month in which Comverge receives the Revenues used to calculate such Services Fee.

d. Interest. Services Fees earned pursuant to Section 5(b) will accrue interest from the period commencing sixty (60) days after the last day of the Calendar Month the Revenues attributable to such Services Fees are received by Comverge until the date such Services Fees are due and payable at a rate equal to *** percent (***%) per annum compounded daily.

e. Services Fees Postponement Period. Notwithstanding the provisions of Section 5(b), payment of Services Fees will be postponed until the earlier of the date thirty (30) months after the Effective Date or the occurrence of an Acceleration Event (as defined in Section 5(f) below). Interest will accrue on the postponed Services Fees pursuant to Section 5(d). Comverge may, however, elect to pay such Services Fees in the period specified in Section 5(b) without the accrual of interest.

f. Acceleration. Upon a Liquidation Event or Qualified Public Offering (both as defined in Comverge’s Fourth Amended and Restated Certificate of Incorporation dated February 13, 2006, as amended) (“Acceleration Event”), and provided further that the Minimum Threshold of Section 5(g) has been attained, all Services Fees earned and unpaid, plus applicable interest thereon, as of the effective date of such Liquidation Event or Qualified Public Offering will be accelerated and become due and payable within sixty (60) days after such effective date. Services Fee earned after the effective date of an Acceleration Event will be due and payable as provided in Section 5(c).

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g. Minimum Thresholds. Notwithstanding the foregoing, no Services Fees will be payable by Comverge pursuant to Section 5(c) or (f) until such time as Comverge has first begun receiving payment for an aggregate demand-response load reduction of *** from Large Load Customers introduced by Air Products or acquired through a Business Model with which Comverge entered into Services contracts after the Effective Date (“Minimum Threshold”); provided, however, that at such time as Air Products has delivered *** (***) Business Models, all load reduction from Large Load Customers shall apply to the Minimum Threshold without regard to whether such Large Load Customers were introduced by Air Products or acquired through a Business Model. At such time that the Minimum Threshold has been met (“Minimum Threshold Date”), any Services Fees that would have been due and payable but for the application of this Section 5(g), will become due and payable, including interest accrued thereon pursuant to Section 5(d), and will be paid by Comverge on or before sixty (60) days after the Minimum Threshold Date. Services Fees not due and payable as of the Minimum Threshold Date will become due and payable in accordance with Section 5(c).

h. Other. It is understood and agreed by the Parties that Revenues on which Services Fees are calculated pursuant to Section 5(a) includes (i) Revenue received by Comverge as a result of demand reduction from all *** utilizing the Services and Commercial Customers that utilize the Services through which it makes available a load reduction of *** or more, in either case regardless of whether inside or outside of the Viable Industry Targets or whether or not a Business Model or introduction by Air Product was used to acquire such Large Load Customer, and (ii) Revenues received as a result of demand reduction from those specific *** that utilize the Services through which each makes available a load reduction of *** or more but less than *** that are acquired through a Business Model or introduction by Air Product.

i. Equipment Fees. Comverge will pay to Air Products a fee equal to *** percent (***%) of the aggregate gross revenue received by Comverge and any of its Affiliates for sales of equipment alone (i.e., not in connection with the Services) to Large Load Customers in the first *** (***) Calendar months after Comverge first sold equipment to such Large Load Customer (the “Equipment Fee”). The Equipment Fee with respect to each Large Load Customer will be due and payable with respect to each such Large Load Customer within sixty (60) days after the end of the twenty-fourth Calendar Month after Comverge first sold such equipment to such Large Load Customer. Equipment Fees will only be paid on sales of equipment to Large Load Customers that are either directly introduced to Comverge by Air Products or that purchased equipment as a result of new teachings learned by Comverge from a Business Model. The payment of Equipment fees will be mutually exclusive of the payment of Services Fees pursuant to subparagraph (b).

j. Work Product Fees. Comverge will pay to Air Products ***% of all gross revenue (and the cash value of any non-cash consideration) received in connection with any transfer of any interest in the Work Product or other disclosure (pursuant to a contract) for value other than in connection with the Services (the “Work Product Fee”); provided, however, that a Work Product Fee will not be payable on the sale of substantially all of the assets of Comverge so long as the purchaser acquires the Agreement and assumes all liabilities herein. The Work Product Fee will be due and payable within sixty (60) days after the end of the Calendar Month in which Comverge receives such gross revenue.

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k. Report. On or before sixty (60) days after the last day of each Calendar Month, Comverge will furnish to Air Products a written report showing in detail for such Calendar Month the Revenue, Equipment Fees and Work Product Fees earned in such Calendar Month.

l. Audit Rights.

i. Records. Comverge will keep, and will require its Affiliates to keep, such records as are necessary to determine accurately the Revenue, Equipment Fees and Work Product Fees due under this Agreement. Such records will be retained by Comverge for the Term (as defined in Section 11) and for five (5) years thereafter.

ii. Audit. At the written request of Air Products, with reasonable advance notice, Comverge will make available for inspection, review, and audit, by a certified public accounting firm appointed by Air Products, such records of Comverge as may be reasonably necessary to verify Comverge’s accounting reports and the fees and payments made or to be made pursuant to this Agreement; provided, however, that such audits may not be performed by Air Products more than twice per calendar year in the absence of a reasonable basis for concern regarding compliance with the Agreement or any applicable laws. If such accountants identify a discrepancy, then the appropriate Party will pay the other Party the amount of the discrepancy within thirty (30) days of the date of receiving such accountant’s written report, or as otherwise agreed upon by the Parties, plus, in the event of any underpayment that resulted from an accounting error, interest calculated in accordance with Section 5(m).

iii. Audit Confidentiality. Air Products will cause any accountants selected by it to enter into a confidentiality agreement acceptable to Comverge obligating such accountants to retain all such information in confidence pursuant to such confidentiality agreement. Such accountants will not reveal to Air Products the details of its review, except as is necessary to substantiate the amounts owed under this Agreement and any discrepancies identified by such accountants, and such details will be treated as Confidential Information, Each Party agrees to hold in strict confidence all information concerning the fees and payments and reports due hereunder, and all information learned in the course of any audit or inspection (and not to make copies of such reports and information), except to the extent necessary for such Party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by laity, regulation or order of a governmental authority.

iv. Costs of Audits. Air Products will pay for such audits, except in the event the adjustment shown by such audit is both greater than *** percent (***%) of the amount owed and exceeds *** dollars ($***), in which case Comverge will pay for such audit.

m. Late Payments. Any amounts not paid when due under this Agreement will be subject to interest from and including the date payment is due through and including the date upon which the relevant Party has collected immediately available funds in an account designated by such Party at an monthly rate equal to ***%, or, if lower, the highest rate permitted under applicable law.

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n. Special Arrangements with Respect to Revenue. Prior to the Effective Date, Comverge infrequently had opportunities to receive revenue pursuant to special business arrangements (substantially different from its ordinary arrangements) whereby Comverge contracted with third parties for Capacity through channels other than Comverge’s sales representatives or agents and where such third parties provided all or substantially all of the Services required to provide Capacity (“Special Arrangements”). In the event Special Arrangement arise after the Effective Date, Comverge will pay Service Fees to Air Products based on Revenues received from such Special Arrangements less amounts paid to such third party for securing such Special Arrangements.

o. Additional Compensation. Comverge shall issue to Air Products a Warrant to Purchase Series C Preferred Stock (the “Warrant”), in the form attached hereto as Exhibit B, upon delivery of an executed copy of this Agreement to it by Air Products, and that the terms of the Warrant are incorporated herein by reference as additional compensation under this Agreement.

6. CONFIDENTIAL INFORMATION.

a. Definition. “Confidential Information” means all material or information relating to a Party’s, its Affiliates’ or its business partners’ research, development, or business operations and affairs that such Party identifies as confidential or should be reasonably understood to be confidential. Without limiting the generality of the foregoing, Work Product (as defined in Section 7(a)) will be deemed to be Confidential Information of both Air Products and Comverge. Confidential Information excludes (i) such information previously known to the Party receiving such Confidential Information (the “Receiving Party”) or publicly available through no act of the Receiving Party either prior or subsequent to the other Party disclosing such Confidential Information (the “Disclosing Party”) to the Receiving Party; (ii) information disclosed to Receiving Party by a third party having the lawful right to make such disclosure; and (iii) information that is independently developed by the Receiving Party by individuals who the Receiving Party can prove have not had access to Confidential Information.

b. Use and Disclosure. Except as the Disclosing Party may authorize in writing, the Receiving Party will not use the Disclosing Party’s Confidential Information for any purpose other than in furtherance of the relationship described in this Agreement and will not disclose such Confidential Information to any person other than its personnel who have a need to know such Confidential Information in order to perform under this Agreement and who are subject to a nondisclosure obligation comparable in scope to this Section 6. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information under operation of law or as required by an administrative governmental body or a court of competent jurisdiction provided that the Receiving Party notifies the requesting body of the confidential nature of the requested information and gives the Disclosing Party prompt notice of the request for such information. Further, Comverge may disclose this Agreement and the Work Product to a bona fide potential purchaser solely for the purpose of evaluating an acquisition of Comverge provided that such potential purchaser agrees (i) to be bound by the use and disclosure restrictions set forth in this Section 6, and (ii) to use such information solely for the purpose of evaluating the potential acquisition.

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c. Return of Confidential Information. Upon written request by the disclosing Party, or after the expiration of this Agreement, the Receiving Party and its employees will return to the Disclosing Party all written, taped, or other descriptive matter, including but not limited to drawings and diagrams, descriptions, and other papers and documents which contain Confidential Information; provided, however, that Comverge may retain the Work Product.

d. Expiration of Obligations. The Parties’ obligation under this Section 6 will expire and no longer be in effect on and after the last day of the Non-Compete Period (as defined in Section 13) with respect to the Work Product, and will expire and no longer be in effect on and after the expiration of this Agreement with respect to all other Confidential Information.

7. INTELLECTUAL PROPERTY

a. Ownership of the Work Product. Air Products and Comverge will jointly and severally own all right, title and interest in and to the Business Models and any other deliverables pursuant to this Agreement (the “Work Product”).

b. Air Products Inventions. Air Products will own (i) all intellectual property rights and its know-how owned or controlled by Air Products prior to the Effective Date, and (ii) all Inventions conceived, created and reduced to practice solely by or on behalf of Air Products in the course of the performance of the Agreement.

c. Comverge Inventions. Comverge will own (i) all intellectual property rights and its know how owned or controlled by Comverge prior to the Effective Date, including without limitation any intellectual property relating to the Services that exists prior to the Effective Date, and (ii) all Inventions conceived, created and reduced to practice solely by or on behalf of Comverge in the course of the performance of the Agreement.

d. Joint Intellectual Property. Inventions conceived, created and reduced to practice jointly by or on behalf of the Parties in the course of the performance of this Agreement will be jointly owned by the Parties (“Joint Inventions”). Each Party will have the right to freely sublicense and otherwise exploit such Joint Invention without an obligation to account to the other, with the exception that neither Party shall sublicense Joint Intellectual Property during the Non-Compete period without the prior written consent of the other Party. Air Products will be responsible for the filing of any patent applications that have claims directed to any Joint Invention and maintenance and defense of any patents issuing therefrom, and the Parties will share the expense of such filing, maintenance and defense, as well as any awards received therefrom. Air Products will provide all patent filings drafts five (5) days before submission to the patent office to allow Comverge to review and approve. Air Products will provide Comverge with copies of any filings or correspondence related to any Joint Inventions.

8. LIMITED GRANT OF RIGHTS. Each Party agrees that nothing in this Agreement is intended to, or does, grant a Party the right to use the intellectual

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property right (other than Joint Inventions) of the other Party or its Affiliates or business partners for any purpose other than the furtherance of the business relationship contemplated by this Agreement.

9. WARRANTY. Air Products warrants that the efforts of Air Products pursuant to Sections 2 and 4 herein will be undertaken in a good, diligent and professional manner reasonably calculated to achieve the objectives of this Agreement. Comverge warrants that the efforts of Comverge pursuant to Sections 2 and 4 herein will be undertaken in a good, diligent and professional manner reasonably calculated to achieve the objectives of this Agreement. The foregoing warranties will not constitute a guarantee that the objectives of this Agreement will be achieved, and each Party’s sole and exclusive remedy with respect to a breach of such warranty by the other will be that the breaching Party will modify or correct any efforts which have not been carried out in a good, diligent and professional manner reasonably calculated to achieve the objectives of this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 9, AIR PRODUCTS MAKES NO, AND EXPRESSLY DISCLAIMS ANY OTHERS, WARRANTY OR REPRESENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY CONCERNING ITS EFFORTS PURSUANT TO ITS OBLIGATIONS HEREIN, THE BUSINESS MODELS OR THE PROPOSALS, OR THE MERCHANTABILITY OR FITNESS THEREOF FOR ANY PURPOSE. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 9, COMVERGE MAKES NO, AND EXPRESSLY DISCLAIMS ANY OTHERS, WARRANTY OR REPRESENTATION, WHETHER EXPRESS OR IMPLIED, CONCERNING ITS EFFORTS PURSUANT TO ITS OBLIGATIONS HEREIN. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF USE, LOST PROFIT OR LOST PRODUCTION.

10. LIABILITY AND INDEMNITY. Comverge assumes full responsibility for determining the suitability and accuracy of the Business Models and Proposals. Further, Comverge assumes the risk and liability associated with any marketing activities undertaken, or any use made of the Business Models, by Comverge and its Affiliates or its and their respective personnel, and Comverge agrees to release, defend, indemnify and hold harmless Air Products its Affiliates and its and their respective employees, agents, contractors and advisors from and against any and all Damages (as defined hereinafter) arising out of any use made of the Business Models and Proposals by Comverge, except as and to the extent such Damages are caused by Air Products’ gross negligence or willful misconduct. Air Products agrees to release, defend, indemnify and hold harmless Comverge, its Affiliates and its and their respective employees, agents, contractors and advisors from and against any Damages caused by Air Products’ gross negligence or willful misconduct with respect to its preparation of the Business Models and Proposals.

For purposes of this Agreement, “Damages” means losses, liability, damage, cost and expense (including reasonable attorneys’ fees). EXCEPT WITH RESPECT TO A CLAIM FOR INDEMNIFICATION, ANY OBLIGATION TO MAKE PAYMENT, OR BREACH OF SECTION 6 HEREUNDER, NEITHER PARTY SHALL BE LIABLE HEREUNDER TO THE OTHER PARTY OR ITS AFFILIATES, WHETHER ARISING OUT OF A CLAIM BASED ON BREACH OF CONTRACT OR ON TORT (E.G., NEGLIGENCE, STRICT LIABILITY, ETC.) OR OTHERWISE, FOR AN AMOUNT GREATER THAN THE HIGHER OF THE AGGREGATE OF THE FEES ACTUALLY PAID HEREUNDER TO AIR PRODUCTS.

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11. LEGAL OPINION. Contemporaneous with its delivery of an executed copy of this Agreement to Air Products, Comverge shall cause its outside legal counsel, Andrews Kurth LLP, to render a legal opinion in the form attached hereto as Exhibit C to Air Products related to the Warrant.

12. TERM. This Agreement will become effective on the Effective Date, and will expire fifteen years after the Effective Date (the “Term”); provided, however, that the obligations of Air Products under Section 4(b) will expire thirty (30) months after the Effective Date and all other obligations of Air Products under Sections 2 and 4 will expire on the second anniversary of the Effective Date.

13. NON-COMPETE. During the period commencing on the Effective Date and ending on the earlier to occur of (i) *** (***) months after the Effective Date and (ii) the effective date of any Liquidation Event or Qualified Public Offering (both as defined in Comverge’s Fourth Amended and Restated Certificate of Incorporation dated February 13, 2006, as amended) (the “Non-Compete Period”), neither Air Products nor its Affiliates will compete with Comverge or its Affiliates either directly or indirectly through an investment in any Person in Comverge’s Businesses. If Air Products or its Affiliates provide Services after the Non-Compete Period but before the effective date of any Liquidation Event or Qualified Public Offering, either directly, or indirectly through an investment in any Person that provides Services or the acquisition of a Person that provides Services where such Services are not ancillary to such investment or acquisition and divested within six months, then the percentages set forth in Section 5(a) will be reduced from *** percent (***%) to *** percent (***%) and from *** percent (***%) to *** percent (***%); provided further that upon the occurrence of any Liquidation Event or Qualified Public Offering such percentages shall no longer be reduced and shall be restored to the initial percentages set forth in Section 5(a). Notwithstanding any provision to the contrary contained herein, if during the Non-Compete Period Air Products competes with Comverge either directly or indirectly through an investment in any Person in Comverge Businesses or the acquisition of a Person that competes in Comverge Businesses where such Comverge Businesses are not ancillary to such investment or acquisition and divested within six months, then Comverge’s obligation to pay Compensation to Air Products under Section 5 of the Agreement shall terminate.

14. SURVIVAL. The provisions of Sections, 7(d), 9, 10, 13, 15 and this Section 14 will survive expiration of this Agreement and will be enforceable to the fullest extent permitted by law or in equity.

15. MISCELLANEOUS.

a. Notices.

i. All notices sent under this Agreement will be in writing and (i) hand delivered; (ii) transmitted by legible facsimile with a copy sent concurrently by certified mail, return receipt requested; or (iii) delivered by prepaid priority delivery service.

ii. Notices will be sent to the Parties at the following addresses or such other addresses as the Parties subsequently may provide:

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If to Air Products:	Air Products and Chemicals, Inc.
7201 Hamilton Blvd.
Allentown PA 18195
Attention: David J. Taylor
Telephone: 610-481-6250
Fax: 610-706-5979

If to Comverge:	Comverge, Inc.
120 Eagle Rock Avenue, Suite 190
East Hanover NJ 07936
Attention: Frank Magnotti
Telephone: 973-840-5970
Fax: 973-884-3503

b. Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the law of the state of New York, without regard to its conflict of laws principles. For the adjudication of any disputes arising under this Agreement, the Parties hereby consent to personal jurisdiction and venue in (a) the borough of Manhattan and (b) the Southern District Court of New York.

c. Severability. The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement will not affect the enforceability of the remainder of this Agreement. The Parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

d. Construction of Agreement. The Parties acknowledge that they thoroughly have reviewed this Agreement and bargained over its terms. Accordingly, this Agreement will be construed without regard to the Party or Parties responsible for its preparation, and will be deemed to have been prepared jointly by the Parties.

e. Cumulative Rights and Remedies. The rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy will preclude the concurrent assertion of any other right or employment of any other remedy, nor will the failure to assert any right or remedy constitute a waiver of that right or remedy.

f. Assignment. Either Party may assign or otherwise transfer (including by operation of law or pursuant to a merger, consolidation or sale of all or substantially all of the assets relating to this Agreement) this Agreement or any of its rights or obligations hereunder, or subcontract or otherwise delegate any of its rights, obligations, or duties under this Agreement as long as the assignee accepts and assumes in a writing to the non-assigning Party all of the duties and obligations of the assigning Party under this Agreement. If Comverge transfers all or substantially all of its assets relating to this Agreement, Comverge shall cause all of its obligations and duties under this Agreement to be assumed by the transferee.

CONFIDENTIAL

g. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives.

h. Headings. All headings in this Agreement are included solely for convenient reference, are not intended to be full and accurate descriptions of the contents of this Agreement, will not be deemed a part of this Agreement, and will not affect the meaning or interpretation of this Agreement.

i. Relationship of the Parties. The Parties are independent contractors, and nothing in this Agreement will be construed as creating a partnership, joint venture, employment or agency relationship between the Parties, or between a Party and any employee of the other Party, or as authorizing either Party to act as agent for the other or to enter into contracts on behalf of the other.

j. Amendments. This Agreement may be modified or amended only by written agreement of the Parties.

k. Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements between the Parties concerning the subject matter hereof.

l. Further Assurances. Comverge will not, through reorganization, transfer of assets, consolidation, merger, dissolution, or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in carrying out all of the provisions of Section 5 and in taking all such action as may be necessary or appropriate to protect Air Products’ rights under Section 5 against impairment.

m. Counterparts. This Agreement may be executed in two duplicate originals or counterparts. Each of such duplicate originals or counterparts will be deemed to be an original and both taken together will constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

AIR PRODUCTS AND CHEMICALS, INC.		COMVERGE, INC.

By:	/s/ David J. Taylor	By:	/s/ Robert M. Chiste
Name:	David J. Taylor	Name:	Robert Chiste
Title:	Vice President	Title:	CEO